Exhibit 99.1

Yesway, Inc. Reports Third Quarter 2026 Financial Results

Delivered same-store inside merchandise sales growth in 19 of the past 20 quarters and positive same-store fuel gallons growth for the fifth consecutive quarter

Opened two new stores in the third quarter, including first Arizona location

Reaffirmed full year 2026 outlook, reflecting continued momentum across the business

FORT WORTH, TX – November 12, 2026 – Yesway, Inc. (“Yesway” or the “Company”) (Nasdaq: YSWY), one of the fastest-growing convenience store operators in the United States, today announced financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights

•	Net income increased to $24.8 million from $15.9 million in the prior-year period, and Adjusted EBITDA increased 8.6% year-over-year to $59.6 million.

•	Same-store inside merchandise sales increased 1.9% year-over-year. Total inside merchandise sales increased 4.0% year-over-year, with a total inside merchandise margin of 35.1%.

•	Same-store fuel gallons sold increased 1.1% year-over-year. Total fuel gallons sold increased 4.8% year-over-year, with a total fuel margin of 46.1 cents per gallon.

•	Income from operations increased to $38.8 million from $35.4 million in the prior-year period, and Store Contribution increased 9.2% year-over-year to $77.0 million.

“We delivered another exceptional quarter, building on our strong performance in the first half of 2026,” said Thomas N. Trkla, Chairman, President and Chief Executive Officer of Yesway. “We continued to grow inside merchandise sales and fuel gallons, expand our market share, and deliver strong profitability against a challenging consumer environment. This continued momentum reflects our differentiated market positioning, deliberate geographic focus, significant diesel exposure, and destination foodservice platform.”

Mr. Trkla continued, “We are proud of what our team has accomplished and excited for what is ahead for Yesway as we continue to advance our three growth priorities – new store development, initiatives that strengthen our existing operations, and selective acquisitions – and drive long-term value for all our stakeholders.”

Third Quarter Results

Same-Store Comparison

Total fuel and inside merchandise gross profit increased 7.9% year-over-year on a same-store basis, reflecting growth in both fuel and inside merchandise categories.

Fuel gallons sold increased 1.1% year-over-year on a same-store basis, and same-store fuel gross profit increased 16.4% year-over-year.

Inside merchandise sales increased 1.9% year-over-year on a same-store basis, and same-store inside merchandise gross profit increased 1.4% year-over-year.

	Three months ended September 30,		Nine months ended September 30,
Same-Store Year-Over-Year Comparison by Category (1)	2026	2025	2026	2025
Fuel Gallons	1.1%	2.7%	0.9%	0.1%
Fuel Gross Profit (2)	16.4%	3.5%	26.6%	1.2%
Inside Merchandise Sales	1.9%	1.6%	2.4%	1.3%
Inside Merchandise Gross Profit (3)	1.4%	6.3%	4.3%	6.1%
Total Fuel and Inside Merchandise Gross Profit	7.9%	5.1%	13.8%	4.0%

1	Same-store calculations for the current quarter and year-to-date periods ended September 30, 2026, exclude Iowa and Kansas locations that ceased operations prior to the end of the third quarter.
2	Defined as fuel sales less cost of goods sold (exclusive of depreciation and amortization).
3	Defined as inside merchandise sales less cost of goods sold (exclusive of depreciation and amortization).

Fuel

Fuel sales increased 51.6% year-over-year to $713.5 million, and fuel gross profit increased 19.8% year-over-year to $76.0 million, primarily driven by an increase in fuel margin cents per gallon, which increased 14.4% year-over-year to 46.1 cents per gallon, as well as increased fuel volumes.

	Three months ended September 30,		Nine months ended September 30,
Fuel ($ in thousands)	2026	2025	2026	2025
Fuel gallons sold (in thousands)	164,713	157,101	469,334	440,712
Same-store gallons sold	1.1%	2.7%	0.9%	0.1%
Fuel Gross Profit	$75,972	$63,389	$231,565	$173,261
Fuel Margin (cents per gallon)	46.1	40.3	49.3	39.3

Inside Merchandise

Inside merchandise sales increased 4.0% year-over-year to $246.4 million, and inside merchandise gross profit increased 3.8% year-over-year to $86.6 million, primarily driven by incremental sales resulting from a higher concentration of new stores, as well as pricing actions taken during 2026 and late 2025.

	Three months ended September 30,		Nine months ended September 30,
Inside Merchandise ($ in thousands)	2026	2025	2026	2025
Total inside merchandise sales	$246,449	$236,925	$700,231	$662,107
Same-store inside merchandise sales	1.9%	1.6%	2.4%	1.3%
Inside Merchandise Gross Profit	$86,557	$83,376	$249,499	$231,065
Inside merchandise margin	35.1%	35.2%	35.6%	34.9%

Adjusted EBITDA

Adjusted EBITDA increased 8.6% year-over-year to $59.6 million, primarily attributable to the increase in fuel margin cents per gallon and inside merchandise margin from same-store sales and increases in fuel gallons and inside merchandise sales from new stores, partially offset by higher operating expenses primarily attributable to higher interchange fees related to higher revenue.

A reconciliation of net income to Adjusted EBITDA, a non-GAAP financial measure, is provided in the tables below.

Store Contribution

Store Contribution increased 9.2% year-over-year to $77.0 million, primarily attributable to the increase in fuel margin cents per gallon and inside merchandise margin from same-store sales and increases in fuel gallons and inside merchandise sales from new stores, partially offset by higher operating expenses primarily attributable to higher interchange fees related to higher revenue.

A reconciliation of income from operations to Store Contribution, a non-GAAP financial measure, is provided in the tables below.

Store Count

As of September 30, 2026, the Company operated 423 stores under the Yesway and Allsup’s brands. The following table represents the roll forward of store count through the third quarter of fiscal 2026.

Stores, beginning of period	448
Opened	4
Sold(1)	(29)
Stores, end of period	423

1	Results for the periods above include 29 stores in Iowa and Kansas, which were sold in September 2026. Excluding these 29 locations, our store portfolio as of September 30, 2026, consisted of 423 stores, including 422 convenience stores and one liquor store.

Balance Sheet, Cash Flow and Liquidity

As of September 30, 2026, the Company had cash and cash equivalents of $104.6 million and total debt, including financing obligations and finance lease obligations, of $607.9 million.

Net cash provided by operating activities was $66.1 million for the three months ended September 30, 2026, compared to $54.2 million in the prior-year period.

Capital expenditures totaled $36.7 million for the three months ended September 30, 2026, compared to $11.3 million in the prior-year period.

Full Year 2026 Outlook

The Company has reaffirmed its outlook for the following metrics as detailed below:

Adjusted EBITDA	$235 million - $245 million
Same-store Inside Merchandise Sales Growth	1.25% - 3.25%
Capital Expenditures	$85 million - $95 million
New Store Openings	6 – 8 new stores

Conference Call Details

Yesway will hold a conference call and webcast to discuss its third quarter 2026 financial results today, Thursday, November 12, 2026, at 8:30 AM ET.

A live webcast of the conference call will be available on the Investor Relations section of the Company’s website or by clicking on the webcast link here. An online archive of the webcast will be available on the Company’s website for one year following the call.

About Yesway

Established in 2015 and headquartered in Fort Worth, TX, Yesway is an award-winning convenience store operator with approximately 420 stores across eight states in the Midwest and Southwest. Yesway is renowned for its iconic foodservice offerings, diverse grocery selections, and private-label products, including the famous Allsup's deep-fried burrito. Through strategic acquisitions, the development and opening of more than 90 stores over the past several years, and a steadfast commitment to customer satisfaction and community engagement, Yesway continues to cement its position as one of the leading convenience retailers in the United States.

Non-GAAP Financial Measures

We use non-GAAP financial measures, such as Adjusted EBITDA and Store Contribution, to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance, in the case of Adjusted EBITDA, and the direct performance of our stores, in the case of Store Contribution, from period to period, and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented herein. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Additionally, Store Contribution excludes costs that we incur on an enterprise level that while essential in supporting our store operations, are not directly related to store operations, and that we believe result in efficiencies of scale and confer other benefits across our business. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

A reconciliation of our guidance contained in this press release of Adjusted EBITDA to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including but not limited to, uncertainty related to the timing, amount, and structure of stock-based compensation awards, as well as potential forfeitures of such awards, all of which could materially impact the Company’s estimates of forward-looking GAAP net income. These items are inherently difficult to predict, subject to significant variability, and dependent on factors that may be outside of the Company’s control.

See “Definitions” for additional information about our non-GAAP financial measures and “Non-GAAP Reconciling Information” for a reconciliation for each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Definitions

•	We define the same-store base for a given period as all owned or leased stores that were open for the entirety of that period in both the current and prior years. This measure highlights the performance of existing stores, while excluding the impact of new store openings and closures as well as acquisitions and divestitures.
•	We define gross profit as sales less cost of goods sold (exclusive of depreciation and amortization).
•	Store Contribution represents, as applicable for the period, income (loss) from operations before depreciation, amortization and accretion, loss (gain) on disposal of assets, long-lived asset impairment, acquisition, financing, integration, and stock-based compensation expense, and overhead expenses directly attributed to support staff and corporate offices that, while essential in supporting our store operations, are not directly related to store operations.
•	Adjusted EBITDA represents, as applicable for the period, net income (loss) before change in fair value of derivative liability, impairment on equity investment, interest expense, net, income tax expense, depreciation, amortization, and accretion, (gain) loss on disposal of assets, goodwill impairment, long-lived asset impairment, acquisition, financing, and integration costs, and equity-based compensation.

Presentation of Financial Information

As a result of Yesway’s initial public offering in April 2026, Yesway now consolidates the results of BW Ultimate Parent, LLC, for financial reporting purposes. All of Yesway’s business operations are currently, and have historically been, conducted through BW Ultimate Parent, LLC and its subsidiaries. Periods prior to Yesway’s initial public offering reflect the results of BW Ultimate Parent, LLC.

Cautionary Note Regarding Forward-looking Statements

Some information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, 2026 guidance, including with respect to same-store inside merchandise sales growth, Adjusted EBITDA, capital expenditures and new store openings, expected growth and future capital expenditures, execution of our growth priorities and creation of long-term value, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: volatility in the global prices and availability of oil and petroleum products and general economic conditions, including interest rates; our ability to maintain an adequate pipeline of suitable locations for new stores; our ability to successfully implement our rapid growth strategy; risks associated with new store development; our ability to successfully recruit, hire, and retain qualified personnel; our dependence upon market acceptance by consumers and our failure to offer products that meet our existing customers’ taste and attract new customers; changes to wage regulations and other employment and labor laws; changes in demand for fuel-based modes of transportation and advancements in technologies, such as hybrid and electric vehicles, that significantly reduce fuel consumption related to the public’s current general approach with regard to climate change and the effects of greenhouse gas emissions, among others; our dependence on a limited number of suppliers for the majority of our gross fuel purchases and merchandise; operational hazards and risks normally associated with marketing of petroleum products; hazards and risks relating to the physical effects of weather and climate change; changes to tobacco legislation, potential court rulings affecting the tobacco industry, campaigns to discourage smoking, increases in tobacco and nicotine products taxes and wholesale cost increases of tobacco and nicotine products; the significant influence that Brookwood Financial Partners, LLC continues to have over us, including control over decisions that require the approval of stockholders; and the other important factors discussed under “Risk Factors” in our final prospectus dated April 21, 2026, as filed with the SEC on April 23, 2026 pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus”) and in our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Contact:

IR@yesway.com

Media Contact:
Erin Vadala
evadala@boltpr.com

Yesway, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues (a)	$969,153	$715,885	$2,573,557	$1,993,876

Expenses:
Cost of goods sold (exclusive of depreciation and amortization, shown separately below) (a)	797,392	560,660	2,070,080	1,569,280
Salaries and employee benefits	59,140	50,645	164,469	149,773
Selling, general, and administrative expenses	60,733	53,301	163,902	147,596
Depreciation, amortization, and accretion	17,257	14,715	49,866	45,922
Goodwill impairment	—	1,390	—	1,390
Gain on disposal of assets	(4,120)	(270)	(3,699)	(2,461)
Total operating expenses	930,402	680,441	2,444,618	1,911,500
Income from operations	38,751	35,444	128,939	82,376
Other expense (income):
Interest expense, net	11,363	14,376	35,464	43,426
Impairment on equity investment	—	5,260	—	5,260
Change in fair value of derivative liability	—	(100)	—	(900)
Total other expense, net	11,363	19,536	35,464	47,786
Income before income tax expense	27,388	15,908	93,475	34,590
Income tax expense	2,593	5	8,790	163
Net income	24,795	15,903	84,685	34,427

Net income attributable to non-controlling interest	13,950	41	27,313	41
Net income attributable to Yesway, Inc. and subsidiaries	$10,845	$15,862	$57,372	$34,386

(a) Includes excise taxes of:	$67,770	$63,854	$193,053	$178,913

	Three Months Ended September 30, 2026	Period from April 23, 2026, to September 30, 2026
Earnings per share of Class A common stock:
Basic	$0.35	$0.56
Diluted	$0.34	$0.56

Weighted-average shares of Class A common stock:
Basic	31,185,561	31,133,387
Diluted	63,399,726	31,324,646

Yesway, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(dollars in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$104,572	$36,592
Accounts receivable, net of allowance for credit losses of $138 and $147 as of September 30, 2026, and December 31, 2025, respectively	53,536	24,538
Inventories	98,181	83,171
Prepaid expenses	4,250	6,158
Other current assets	16,573	13,235
Total current assets	277,112	163,694

Property and equipment, net	886,510	868,559
Intangible assets	283,068	280,946
Goodwill	277,996	277,996
Operating lease right-of-use assets, net	339,665	332,655
Finance lease right-of-use assets, net	1,845	1,931
Assets held for sale	—	16,501
Deferred tax assets	33,581	—
Other assets	10,244	6,892
Total assets	$2,110,021	$1,949,174

Liabilities, redeemable senior preferred membership interests, and stockholders'/members’ equity
Current liabilities:
Current maturities of debt	4,100	4,100
Current maturities of financing obligations	2,130	2,034
Current maturities of operating lease liabilities	5,848	5,417
Current maturities of finance lease liabilities	71	68
Due to affiliates	153	46
Accounts payable	120,293	72,964
Accrued expenses and other current liabilities	51,973	49,072
Total current liabilities	$184,568	$133,701

Debt, net of current maturities, debt discount, and debt issuance costs	378,162	428,211
Financing obligations, net of current maturities, debt discount, and debt issuance costs	221,290	222,851
Operating lease liabilities, net of current maturities	326,441	316,451
Finance lease liabilities, net of current maturities	2,125	2,180
Asset retirement obligations	10,516	10,096
Liabilities held for sale	—	1,422
Tax receivable agreement liability	92,263	—
Other noncurrent liabilities	9,973	11,465
Total liabilities	$1,225,338	$1,126,377

Commitments and contingencies

Redeemable senior preferred membership interests (0 and 150,000 shares authorized and outstanding, redemption value of $0 and $239,628 and liquidation preference amount of $0 and $239,628 as of September 30, 2026, and December 31, 2025, respectively)	—	239,628

Stockholders'/members' equity
Members' equity	—	582,070
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 31,185,561 issued and outstanding	3	—
Class B common stock, $0.0001 par value, 150,000,000 shares authorized, 32,009,185 issued and outstanding	3	—
Additional paid-in capital	394,457	—
Retained earnings	17,419	—
Total stockholders' equity attributable to Yesway, Inc./members' equity	411,882	582,070
Non-controlling interests	472,801	1,099
Total stockholders'/members’ equity	884,683	583,169
Total liabilities, redeemable senior preferred membership interests, stockholders' equity/members’ equity	$2,110,021	$1,949,174

Yesway, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(dollars in thousands)

Nine months ended September 30,	2026	2025
Cash flows from operating activities
Net income	$84,685	$34,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	49,866	45,922
Amortization of right-of-use assets	9,182	6,558
Amortization of deferred financing cost	3,233	3,204
Allowance for credit losses	9	10
Gain on disposal of assets	(3,699)	(2,461)
Equity-based compensation	11,045	—
Deferred income tax	8,046	—
Change in fair value of derivative liability	—	(900)
Impairment on equity investment	—	5,260
Goodwill impairment	—	1,390
Changes in operating assets and liabilities, net
Accounts receivables	(15,225)	(7,282)
Inventories	(18,563)	(1,423)
Prepaid expenses	1,908	642
Other current assets - BTS	(2,676)	—
Other current assets - Other	(662)	(298)
Accounts payable - Fuel	44,191	10,852
Accounts payable - Other	2,513	1,758
Accrued expenses and other current liabilities	2,551	9,171
Lease liabilities	(3,934)	(3,402)
Other noncurrent liabilities	(1,572)	—
Due to/(from) affiliates	106	—
Net cash provided by operating activities	171,004	103,428

Cash flows from investing activities
Purchase of property and equipment	(71,813)	(59,487)
Acquisition of intangible assets	(2,123)	(2,829)
Proceeds from sale of assets	8,152	4,435
Other investing activities	(2,829)	(309)
Net cash used in investing activities	(68,613)	(58,190)

Cash flows from financing activities
Proceeds from revolver	—	15,000
Repayment of revolver	(50,000)	(35,000)
Repayment of borrowings from term loan	(3,075)	(3,075)
Cash paid for debt issuance costs	(110)	(608)
Proceeds from financing obligation	2,489	4,977
Repayment of financing obligation with lessors	(1,555)	(1,554)
Repayment of financing leases	(51)	(48)
Proceeds from issuance of common stock	301,070	—
Cash paid for IPO issuance costs	(7,403)	—
Distributions to redeemable senior preferred membership interests	(252,266)	(579)
Distributions to members	(23,510)	(9,193)
Net cash used in financing activities	(34,411)	(30,080)

Increase (decrease) in cash and cash equivalents	67,980	15,158

Cash and cash equivalents, beginning of period	36,592	32,720

Cash and cash equivalents, end of period	$104,572	$47,878

Non-GAAP Reconciling Information

The following table contains a reconciliation of net income to Adjusted EBITDA for the three and nine months ended September 30, 2026, and 2025, respectively:

Yesway, Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income (loss)	$24,795	$15,903	$84,685	$34,427
Change in fair value of derivative liability	—	(100)	—	(900)
Impairment on equity investment	—	5,260	—	5,260
Interest expense, net	11,363	14,376	35,464	43,426
Income tax expense	2,593	5	8,790	163
Income from operations	38,751	35,444	128,939	82,376
Depreciation, amortization, and accretion	17,257	14,715	49,866	45,922
Gain on disposal of assets	(4,120)	(270)	(3,699)	(2,461)
Goodwill impairment	—	1,390	—	1,390
Acquisition, financing, and integration costs	1,380	3,627	3,545	7,952
Equity-based compensation	6,337	—	11,045	—
Adjusted EBITDA	$59,605	$54,906	$189,696	$135,179

The following table contains a reconciliation of income from operations to Store Contribution for the three and nine months ended September 30, 2026, and 2025, respectively:

Yesway, Inc. and Subsidiaries

Reconciliation of Income from Operations to Store Contribution

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Income from operations	$38,751	$35,444	$128,939	$82,376
Depreciation, amortization, and accretion	17,257	14,715	49,866	45,922
Gain on disposal of assets	(4,120)	(270)	(3,699)	(2,461)
Goodwill impairment	—	1,390	—	1,390
Acquisition, financing, and integration costs	1,380	3,627	3,545	7,952
Overhead expenses:
Salaries and benefits	11,263	10,444	33,151	31,965
Facility expenses	276	280	827	753
Professional services	2,094	2,130	5,555	5,533
Marketing and advertising	907	1,018	2,675	2,795
Computer software and hardware	1,054	611	2,423	1,921
Office supplies	40	22	98	64
Repairs and maintenance	399	184	958	530
Meetings and travel	790	580	2,337	1,346
Insurance	500	249	1,133	706
Other expense	80	73	482	576
Equity-based compensation	6,337	—	11,045	—
Total overhead expenses	23,740	15,591	60,684	46,189
Store Contribution (1)	$77,008	$70,497	$239,335	$181,368

1	Store Contribution generated by the 29 stores in Iowa and Kansas was $304 thousand and $932 thousand in the three and nine months ended September 30, 2026, respectively, and $304 thousand and $947 thousand in the three and nine months ended September 30, 2025, respectively.